SHAREHOLDERS MEETING RESULTS

1. The shareholders of the Trust elected the following nominees to the Board of Trustees:

Robert L. Burch III

                 No. of Shares     % of Outstanding Shares  % of Share Voted

Affirmative      35,976,972.658          66.485%                 98.955%

Withhold            379,792.636            .702%                  1.045%

TOTAL            36,356,765.294          67.187%                100.000%


John A.G. Gavin

                 No. of Shares      % of Outstanding Shares  % of Share Voted

Affirmative      35,954,199.018          66.443%                 98.893%

Withhold            402,566.276            .744%                  1.107%

TOTAL            36,356,765.294          67.187%                100.000%



Joe Grills

                 No. of Shares       % of Outstanding Shares  % of Share Voted

Affirmative      35,584,248.256          65.760%                 97.875%

Withhold            772,517.038           1.427%                  2.125%

TOTAL            36,356,765.294          67.187%                100.000%








John F. Hotchkis

                No. of Shares         % of Outstanding Shares  % of Share Voted

Affirmative      35,963,907.659          66.461%                 98.919%

Withhold            392,857.635            .726%                  1.081%

TOTAL            36,356,765.294          67.187%                 100.000%


Robert B. Hutchinson

                 No. of Shares       % of Outstanding Shares  % of Share Voted

Affirmative      35,941,772.988          66.420%                 98.859%

Withhold            414,992.306            .767%                  1.141%

TOTAL            36,356,765.294          67.187%                100.000%


Michael L. Quinn

                 No. of Shares        % of Outstanding Shares  % of Share Voted

Affirmative      35,525,492.957          65.651%                 97.714%

Withhold            831,272.337           1.536%                  2.286%

TOTAL            36,356,765.294          67.187%                100.000%


Merle T. Welshans

                  No. of Shares       % of Outstanding Shares  % of Share Voted

Affirmative       35,941,635.914          66.420%                 98.858%

Withhold             415,129.380            .767%                  1.142%

TOTAL             36,356,765.294          67.187%                100.000%



Richard R. West

                  No. of Shares       % of Outstanding Shares  % of Share Voted

Affirmative       35,897,399.581          66.338%                 98.737%

Withhold             459,365.713            .849%                  1.263%

TOTAL             36,356,765.294          67.187%                100.000%


2. The Shareholders of the Equity Income Fund approved a new investment advisory agreement on substantially the same terms as the current agreement as follows:

                  No. of Shares      % of Outstanding Shares  % of Share Voted


For                6,782,158               73.597%                 99.315%

Withhold              20,719                 .225%                   .303%

Abstain               26,085                 .283%                   .382%

3. The Shareholders of the Small Cap Fund approved a new investment advisory agreement on substantially the same terms as the current agreement as follows:

                 No. of Shares       % of Outstanding Shares  % of Share Voted

For                  503,442                65.485%                 99.128%

Withhold               2,684                  .349%                   .528%

Abstain                1,745                  .227%                   .344%

4. The Shareholders of the International Fund approved a new investment advisory agreement on substantially the same terms as the current agreement as follows:

                 No. of Shares        % of Outstanding Shares  % of Share Voted

For               10,341,025                61.952%                 95.567%

Withhold             315,871                 1.892%                  2.920%

Abstain              163,762                  .981%                  1.513%


5. The Shareholders of the Balanced Income Fund approved a new investment advisory agreement on substantially the same terms as the current agreement as follows:

                 No. of Shares        % of Outstanding Shares  % of Share Voted

For                 2,804,350               74.034%                 97.462%

Withhold               13,582                 .359%                   .472%

Abstain                59,448                1.569%                  2.066%


6. The Shareholders of the Total Return Bond Fund approved a new investment advisory agreement on substantially the same terms as the current agreement as follows:

                 No. of Shares       % of Outstanding Shares   % of Share Voted

For                 1,436,280                48.025%                 86.639%

Withhold              168,590                 5.637%                 10.170%

Abstain                52,920                 1.769%                  3.191%

7. The Shareholders of the Low Duration Fund approved a new investment advisory agreement on substantially the same terms as the current agreement as follows:

                 No. of Shares       % of Outstanding Shares   % of Share Voted

For                10,479,464                60.308%                 95.808%

Withhold              299,332                 1.723%                  2.736%

Abstain               159,247                  .916%                  1.456%

8. The Shareholders of the Short-Term Investment Fund approved a new investment advisory agreement on substantially the same terms as the current agreement as follows:

                 No. of Shares       % of Outstanding Shares   % of Share Voted

For                   879,150                60.322%                 97.451%

Withhold               15,527                 1.066%                  1.721%

Abstain                 7,469                  .512%                   .828%

9. The Shareholders of the Equity Fund for Insurance Companies approved a new investment advisory agreement on substantially the same terms as the current agreement as follows:

                 No. of Shares        % of Outstanding Shares  % of Share Voted

For                 1,823,836                   100%                    100%

Withhold                -                        -                        -

Abstain                 -                        -                        -


10. The shareholders of the Trust ratified the selection by the Trustees of Price Waterhouse LLP, independent accountants, to audit the Trust's financial statements for the fiscal year ending June 30, 1997.

                  No. of Shares       % of Outstanding Shares  % of Share Voted

Affirmative        35,807,865                 66.173%                 98.490%

Against               186,438                   .344%                   .513%

Abstain               362,463                   .670%                   .997%



11. The shareholders of the Trust approved amendments to the Declaration of Trust that would permit the Trustees to authorize classes of shares of the Trust, among other things, as follows:

                  No. of Shares       % of Outstanding Shares  % of Share Voted

Affirmative        32,033,308                  59.197%                 93.461%

Against             1,559,254                   2.882%                  4.549%

Abstain               682,069                   1.260%                  1.990%